Exhibit 10.1

WINDING UP AGREEMENT

THIS AGREEMENT is made effective as of November 27, 2017 by and between JMB/245 Park Avenue Associates, Ltd., an Illinois limited partnership (the "Partnership"), and JMB Park Avenue, Inc., an Illinois corporation ("Park Avenue, Inc. "). Capitalized terms used herein but not defined have the same meanings as in the Partnership's Amended and Restated Agreement of Limited Partnership (as amended to date, the "Partnership Agreement").

W I T N E S S E T H:

WHEREAS, all of the Partnership Property has been reduced to cash or cash equivalents (other than purchase money notes and security interests), and the Partnership has thereby dissolved in accordance with the Partnership Agreement; and

WHEREAS, the Partnership desires to complete the winding up of its business and affairs effective as of November 27, 2017 (the "Winding Up Date"); and

WHEREAS, there are or may be certain known, and there may be certain other unknown, costs, expenses, obligations or liabilities incurred by or on behalf of, or claims, demands, assessments or charges against, the Partnership made by third parties (not including any Partner acting in such Partner’s capacity as a General Partner or Limited Partner of the Partnership, and herein collectively referred to as the "Liabilities") that will not have been paid, discharged, extinguished or otherwise provided for on or before the Winding Up Date; and

WHEREAS, the Partnership desires to be relieved of the Liabilities on the terms and conditions set forth herein in order to complete the winding up of its business and affairs on the Winding Up Date; and

WHEREAS, Park Avenue, Inc. is the General Partner of the Partnership and is willing to assume the obligation to pay, extinguish or otherwise discharge the Liabilities on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.            Park Avenue, Inc. hereby assumes the obligation to pay, extinguish or otherwise discharge, and agrees to indemnify, defend and hold harmless the Partnership and each of its other Partners from, each of the Liabilities, whether known or unknown, suspected or unsuspected, fixed or contingent, foreseen or unforeseen, that has not been paid, discharged, extinguished or otherwise provided for on or before the Winding Up Date; provided, however that in no event shall the Liabilities be deemed to include any obligation or liability of the Partnership (i) for any distribution of cash or other property or asset of any kind that was, is or may be distributable (including, without limitation, a return of any capital contribution) to any partner of the Partnership (or his assignee), or any holder of any limited partnership interest in the Partnership, in his capacity as such; (ii) for which the obligation or liability of, or recourse against, the Partnership was or is, by law, contract or otherwise, limited to an asset or assets of the Partnership, or (iii) for any Liability of the Partnership to any Partner for which the General Partner did not have any liability prior to the date of this Agreement.

2.            In consideration of Park Avenue, Inc.’s assumption of the obligation to pay, extinguish or otherwise discharge the Liabilities as provided in this Agreement, the Partnership (i) agrees to pay Park Avenue, Inc. on or before the Winding Up Date the amount of $2,135.23, and (ii) hereby transfers and assigns to Park Avenue, Inc. all of the Partnership's right, title to and interest in, and all of the Partnership's rights to own, receive, collect and/or enforce the payment, reimbursement or transfer of, any and all monies or other property or assets of any kind (and any claims therein or thereto), including, without limitation, the coverage and benefits by, and proceeds receivable from, all contracts of insurance maintained by or on behalf of the Partnership, to the maximum extent provided therein or under applicable law, that remain, or that become or otherwise would or may be, payable, transferable or reimbursable to the Partnership, on or after the Winding Up Date (other than such rights with respect to any monies of the Partnership that remain on the Winding Up Date and that are required to pay or discharge checks or drafts issued by the Partnership on or before the Winding Up Date). Park Avenue, Inc. shall have no right of indemnification or contribution from any of the other partners of the Partnership in their capacity as such as a result of payments or claims made with respect to the Liabilities, whether or not such payments or claims in the aggregate are in excess of the amount of money or the value of other property or assets paid or transferred to or received or collected by Equities pursuant to the terms of this Agreement.

3.              Notwithstanding anything to the contrary in this Agreement, Park Avenue, Inc. shall be entitled to the benefit of any and all rights of indemnification, contribution, offset and any other right of recourse to or claim against any third party (other than any right of indemnification or contribution with respect to the Liabilities by or from a partner of the Partnership in his capacity as such but including any other recourse to or claim against a person who is or was a partner of the Partnership in any other capacity) that the Partnership has, may have or otherwise could have or assert at any time, whether in connection with, relating to or arising from any of the Liabilities or otherwise, and the Partnership hereby assigns and transfers to Equities all of its right, title to and interest in each and every such right or claim.

4.              The Partnership hereby makes, constitutes and appoints Park Avenue, Inc. , with full power of substitution, the Partnership's true and lawful attorney-in-fact for the Partnership and in its name, place and stead to make, execute, acknowledge, swear to, deliver, record, file and/or perform any agreements, instruments or other documents, and to take any and all other actions on behalf of the Partnership, whether on or after the Winding Up Date, that may be considered necessary or desirable by Park Avenue, Inc. to carry out fully the provisions of this Agreement, including without limitation, to execute and deliver on behalf of the Partnership any document evidencing, acknowledging or fulfilling the assignment and transfer by the Partnership to Park Avenue, Inc. of any rights or claims referred to in Section 2 or 3 of this Agreement and to collect, sue for or recover any monies or other property or assets, to compromise or settle any claims and to endorse any checks or other instruments on behalf of the Partnership. Pursuant to such power of attorney, the Partnership hereby authorizes Park Avenue, Inc. to take any and all actions on behalf of the Partnership as Park Avenue, Inc. may consider necessary or desirable in connection with any of the foregoing to the same extent as the Partnership could or might do if personally present, and the Partnership hereby approves and confirms all such actions on its behalf. The power of attorney hereby granted is coupled with an interest, is irrevocable and, to the extent allowed by applicable law, shall survive the dissolution, winding up and termination of the Partnership.

5.              Except as otherwise expressly provided in this Agreement, nothing contained herein shall prevent, limit or qualify in any way the rights, powers and authority Park Avenue, Inc. otherwise has or may exercise in its capacity as the General Partner of the Partnership.

6.              This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns. This Agreement and the rights and obligations of the parties hereto shall survive the dissolution, winding up and termination of the Partnership.

7.              If any one or more of the provisions of this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not impair or affect the validity and enforceability of the other provisions hereof, and this Agreement shall be construed as though each such invalid, illegal or unenforceable provision were not contained herein.

8.              Any reference in this Agreement to the singular shall also be deemed to include the plural, and vice versa, unless the context otherwise requires.

9.              This Agreement and the rights and obligations of the parties hereto shall be interpreted, construed and enforced in accordance with the internal laws of the State of Illinois.

10.           This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first written above.

JMB PARK AVENUE, INC., an Illinois corporation

By:	/s/ Gailen J. Hull
Its::	Vice President

JMB/245 PARK AVENUE ASSOCIATES, INC., an Illinois limited partnership

By:	JMB PARK AVENUE, INC., an Illinois corporation General Partner

By:	/s/ Gailen J. Hull
Its:	Vice President

State of Illinois	)
) SS:
County of Cook	)

Before me, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Gailen J. Hull, Vice President of JMB PARK AVENUE, INC. (“Park Avenue, Inc.”), an Illinois corporation that is the General Partner of JMB/245 Park Avenue Associates, Ltd. (the “Partnership”), an Illinois limited partnership; and Gailen J. Hull, Vice President of PARK AVENUE, INC., both of whom are known to me to be the persons whose names are subscribed to the foregoing instrument, and acknowledged to me that they executed the same in the capacities and for the purposes and consideration therein expressed.

Given under my hand and seal of office this 27th day of November, 2017.

/s/ KAREN M. EWING
Notary Public

My Commission Expires:  September 8, 2019

4